Exhibit 4.48
ACT No. 58.045, OF MAY 5th, 2006.

THE SUPERINTENDENT OF PUBLIC SERVICES OF THE BRAZILIAN AGENCY OF TELECOMMUNICATIONS - ANATEL, under the powers conferred upon him, pursuant to art. 135, c/c art. 190 and corresponding items, of the Internal Rules of the Brazilian Agency of Telecommunications - Anatel, approved by Resolution No. 270, of July 19th, 2001, and

WHEREAS the provisions of the Regulation of Collection of Public Price for the Right to use Radiofrequencies, approved by Resolution No. 387, of November 3rd, 2004, decides:

Art. 1 To authorize the use of radiofrequencies indicated in the table herein attached, without exclusive right, to INTELIG TELECOMUNICACOES LTDA, a certified company for the STFC (Landline Telephone Service), Region IV of the PGO (General Plan of Grants), up to January 22nd, 2019, to be used for the provision of the Landline Telephone Service for public use (STFC), object of Authorization Instruments Nos. 01/1999/SPB-ANATEL and 02/1999/SPB-ANATEL, of January 21st, 1999.

Art. 2 The Public Price for the Right to use Radiofrequencies - PPDUR, authorized by this Act, calculated in accordance with the provisions of the referred Regulation, is R$ 520.00 (five hundred and twenty reais), as provided in the table herein attached.

Sole Paragraph: The effective use of radiofrequencies is subject to the collection of the value to be paid for the right to use radiofrequencies, or the payment of the first installment if under installment plan.

Art. 3 The Service Provider shall only use the radiofrequencies herein authorized after obtaining the licenses for the operation of the stations.

Art. 4 This Act shall be in force as of the date of its publication.
(There appears signature)
GILBERTO ALVES
Superintendent of Public Services
Deputy

PUBLISHED IN THE FEDERAL GAZETTE of 05/12/2006. Page 66 Section 1.	COPY

ANNEX TO ACT No. 58.045, OF MAY 5th, 2006.

AUTHORIZED FREQUENCIES

NETWORK NUMBER	STATION NUMBER	FREQUENCY	K	B ( KHz )	A (Km²)	T2 (YEARS)	F(f)	HISTORICAL VALUE (R$)	CALCULATED VALUE (R$)	PPDUR VALUE (R$)
000034	0688277373	14.94200000 GHz	20	7000.000000	1.000000	13.00	0.00100	0.00	260.00	260.00
000034	0688277403	14.52200000 GHz	20	7000.000000	1.000000	13.00	0.00100	0.00	260.00	260.00
TOTAL VALUE								0.00	520.00	520.00

PUBLISHED IN THE FEDERAL GAZETTE of 05/12/2005. Page 66 Section 1.	COPY